Exhibit 10.39

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED WITH [***] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

FOURTH AMENDMENT TO BROMFENAC LICENSE AGREEMENT

This Fourth Amendment (the “Fourth Amendment”) is made this 26 day of March, 2012 (the “Effective Date”), by and between ISTA Pharmaceuticals, Inc., a Delaware corporation (“ISTA”), and Senju Pharmaceutical Co., Ltd., a legal entity organized and existing under the laws of Japan (“Senju”);

WHEREAS, ISTA and Senju are parties to a license agreement dated March 7, 2002, as amended by the Amendment To Bromfenac License Agreement dated August 13, 2002, the Second Amendment To Bromfenac License Agreement dated May 31, 2006, and the Third Amendment to Bromfenac License Agreement dated February 16, 2010 (collectively, the “License Agreement”); and

WHEREAS, ISTA and Senju are parties to that certain Settlement Agreement and Release dated March 26 2012 (the “Settlement Agreement”); and

WHEREAS, ISTA and Senju desire to further amend the provisions of the License Agreement in accordance with the terms of the Settlement Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ISTA and Senju herby agree that:

1.	On the Effective Date, ISTA shall (i) pay to Senju Twenty Four Million United States Dollars (US$24,000,000) as the Royalty Payment (as such term is defined in the Settlement Agreement). Senju and ISTA agree and acknowledge that the Royalty Payment shall be paid as a royalty for Net Sales during October 1, 2009 through December 31, 2011. ISTA shall pay the Royalty Payment by wire transfer, and any related wire transfer fees, to the following bank account designated and maintained by Senju:

Name of Bank: [***]

Name of Branch: [***]

Bank Address: [***]

Account Number: [***]

Name of Account: Senju Pharmaceutical Co., Ltd.

SWIFT Code: [***]

and (ii) provide Senju with a detailed report with supporting documentation stating the total quantities of Preparation sold by product, gross and Net Sales of the Preparation on a quarterly basis, from October 1, 2009 through December 31, 2011, pursuant to paragraphs 5.01, 5.03 and 5.04 of the License Agreement.

2.	Effective with respect to running royalties owed Senju resulting from Net Sales made on or after January 1, 2012, paragraph 4.01 of the License Agreement shall be amended to read in its entirety:

“(i) Except as set forth in paragraph 4.01(ii), in consideration of all of the rights granted during and under the License Agreement, ISTA shall pay SENJU as running royalties a sum corresponding to [***] percent ([***]%) of the Net Sales of any Preparation commercialized for sale on or before the date of this Fourth Amendment and not covered by a Valid Claim under United States Patent No. 8,129,431 or any other of the Patent Rights in the Territory. SENJU acknowledges that ISTA’s current Preparation BROMDAY® is not covered by a Valid Claim under United States Patent No. 8,129,431 or any other of the Patent Rights in the Territory.

(ii) In consideration of the Patent Rights, Technical Information & Know-How and all rights granted during and under the License Agreement, ISTA shall pay SENJU as running royalties a sum corresponding to [***] percent ([***]%) of the Net Sales of any Preparation which is covered by a Valid Claim under United States Patent No. 8,129,431 or any other of the Patent Rights in the Territory. ISTA acknowledges that ISTA’s Preparation under development designated as PROLENSA™, is currently covered by a Valid Claim under United States Patent No. 8,129,431. Except as set

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forth in paragraph 4.01(i), in the event PROLENSA™ or other Preparation is not covered by a Valid Claim, ISTA shall pay as running royalties a sum corresponding to a reduced step-down royalty of [***] percent ([***]%) of the Net Sales of such Preparation in consideration of all rights granted during and under this License Agreement. For the sake of clarity, ISTA acknowledges that this paragraph 4.01 of the License Agreement is amended in order to clarify and restate an agreement by ISTA and SENJU that the obligation to make royalty payments under the License Agreement, as amended by the Fourth Amendment, is in compliance with the United States Supreme Court decision in Brulotte v. Thys, and with any similar decision, rule or regulation, and ISTA agrees and covenants forever not to sue or assert any claim whatsoever against SENJU on the ground that the Brulotte decision, or any similar decision, rule or regulation, prohibits or allegedly makes illegal and unenforceable payment of royalties to SENJU under the License Agreement.

(iii) If the Net Sales in any year decreases more than [***] percent ([***]%) compared to the preceding year due to the commercialization of a generic product equivalent to the Preparation in the Territory, the running royalty rate shall decrease and ISTA shall pay SENJU as running royalties a sum corresponding to [***] percent ([***]%) of the Net Sales of the Preparation during the remaining term of the License Agreement. The foregoing shall be subject to the clarification in paragraph 5 of the Second Amendment to Bromfenac License Agreement dated May 31, 2006. For the sake of clarity, this paragraph 4.01(iii) shall not affect the application of the [***]% royalty rate as set forth in paragraph 4.01(i) above to any Preparation commercialized for sale on or before the date of the Fourth Amendment and not covered by a Valid Claim under the Patent Rights.

(iv) For purposes of this paragraph 4.01, “Valid Claim” means a claim (a) of any issued, unexpired patent that has not been revoked or held unenforceable or invalid by a final decision of a court or governmental agency of competent jurisdiction from which no appeal can be taken, or with respect to which an appeal is not taken within

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the time (including any extensions) allowed for appeal, and that has not been disclaimed or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise, or (b) of any patent application that has been pending less than four (4) years from the earliest date on which such patent application claims priority and which claim has not been irretrievably cancelled, withdrawn or abandoned.”

3.	Unless stated herein, all other terms and conditions of the License Agreement shall remain unchanged.

4.	This Fourth Amendment, taken together with the License Agreement and the Settlement Agreement, represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the parties with respect to the subject matter hereof.

5.	This Fourth Amendment may be amended at any time only by mutual signed written agreement of the parties hereto.

6.	This Fourth Amendment shall be executed in duplicates, each of which so executed will be deemed to be an original and such counterparts together will constitute one and the same agreement.

IN WITNESS WHEREOF, this Fourth Amendment has been entered into as of the date first set forth above.

ISTA PHARMACEUTICALS, INC.		SENJU PHARMACEUTICAL CO., LTD.

By:	/s/ Lauren Silvernail	By:	/s/ Shuhei Yoshida
Name: Lauren Silvernail		Name: Shuhei Yoshida
Title: CFO & V.P. Corporate Development		Title: Executive Vice-President

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